United States Securities And Exchange Commission
                              Washington, DC 20549
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                                  SCHEDULE 14A
                                 (Rule 14a-101)


                            Schedule 14A Information

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

                         PROVECTUS PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:

          [ ]  Fee previously paid with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount Previously Paid:
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              (2) Form, Schedule or Registration Statement No.:
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              (3) Filing Party:
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              (4) Date Filed:
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

PROVECTUS                                        7327 Oak Ridge Highway, Suite A
PHARMACEUTICALS, INC.                                        Knoxville, TN 37931
                                                              phone 865/769-4011
                                                                fax 865/769-4013


                  Notice of 2004 Annual Meeting of Stockholders
                           To Be Held on May 27, 2004

To Our Stockholders:

     We will hold the 2004 annual meeting of the stockholders of Provectus Pharmaceuticals, Inc. on Thursday, May 27, 2004, beginning at 3:00 p.m. Eastern time, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz located at Riverview Tower, Suite 2200, 900 South Gay Street, Knoxville, Tennessee 37902. The annual meeting is being held for the following purposes:

     1. To elect four directors to serve on our Board of Directors for a one-year term; and

     2. To approve an amendment to our Amended and Restated 2002 Stock Plan to increase the number of shares reserved for issuance from 2,000,000 to 3,000,000

     3. To transact any other business that properly comes before the annual meeting.

     Only stockholders of record as of the close of business on April 20, 2004 will be entitled to notice of and to vote at the annual meeting.

     You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope.

                                    By order of the Board of Directors,



                                    Peter R. Culpepper
                                    Secretary

April 29, 2004


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                             YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

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

PROVECTUS                                        7327 Oak Ridge Highway, Suite A
PHARMACEUTICALS, INC.                                        Knoxville, TN 37931
                                                              phone 865/769-4011
                                                                fax 865/769-4013


                               PROXY Statement for
                       2004 Annual Meeting of Stockholders
                           to be held on May 27, 2004


     We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Provectus Pharmaceuticals, Inc., for the annual meeting of stockholders to be held on Thursday, May 27, 2004, beginning at 3:00 p.m. Eastern time, at Riverview Tower, Suite 2200, 900 South Gay Street, Knoxville, Tennessee.

     We are mailing this proxy statement, together with a form of proxy and our annual report on Form 10-KSB for the year ended December 31, 2003, beginning on April 29, 2004.

ABOUT THE ANNUAL MEETING

     What is the purpose of the Annual Meeting?

     At the annual meeting, stockholders will act upon the following matters:

          o The election of four directors to serve on our Board of Directors for a one-year term.

          o The approval of an increase in the number of shares reserved for issuance under our 2002 Stock Plan from 2,000,000 to 3,000,000.

     Who is entitled to vote?

     Only stockholders of record at the close of business on April 20, 2004, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the annual meeting.

     What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the record date will constitute a quorum. As of the record date, there were 13,507,030 outstanding shares of common stock. Shares held by stockholders present at the annual meeting who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the annual meeting.

     How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card or vote in person at the meeting. If you hold your shares in a brokerage account or in "street name" and you wish to vote at the annual meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

     Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. "Street name" stockholders must contact your broker or other nominee and follow its instructions if they wish to change their votes. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although your attendance at the annual meeting will not by itself revoke a previously granted proxy.

     What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of each of the four candidates nominated to serve on our Board of Directors for a one-year term and FOR approval of the proposed amendment to our 2002 Stock Plan to increase the number of shares reserved for issuance from 2,000,000 to 3,000,000.

     If any other business is properly brought before the annual meeting, the proxies will vote your shares as the Board of Directors recommends. If the Board does not give a recommendation, the proxies will vote your shares as they may determine in their own discretion.

     What vote is required to approve each item?

               Election of Directors

     The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. If you are present at the meeting and you abstain from voting for one or more directors, your shares will not be counted in the vote for any nominee, although they will be counted for the purpose of determining whether there is a quorum present. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will be treated as an abstention with respect to voting on the director or directors.

               Approval of the Amendment to the Amended and Restated 2002 Stock Plan and Other Items

     For approval of the amendment to the 2002 Stock Plan and for any other item of business that properly comes before the annual meeting, the affirmative vote of the holders of a majority of the common stock present at the annual meeting, in person or by proxy, and entitled to vote will be required for approval. The shares of any stockholder present at the meeting who abstains from voting on the proposed ratification or on any other item will not be counted in the vote, although they will be counted for the purpose of determining whether there is a quorum at the annual meeting. An abstention, therefore, will have the effect of a negative vote. A properly executed proxy card marked "ABSTAIN" with respect to any such matter will not be voted and will be treated as an abstention with respect to that matter.

     In general, if you hold shares of common stock in "street name" through a broker or other nominee, and if your broker or other nominee is not instructed or otherwise empowered to vote your shares at a meeting with respect to a particular matter, then your shares will constitute "broker non-votes" as to the matter. In the election of directors, brokers generally have discretion to vote your shares even in the absence of express instructions from you. As to all matters, a broker non-vote will have the same effect as an abstention.

                                 STOCK OWNERSHIP

     The table below shows the amount of our common stock beneficially owned as of April 20, 2004 by each of our directors and officers, each person whom we believe beneficially owns more than 5% of our outstanding voting stock, and all executive officers and directors as a group.


                                                                   Amount and Nature of           Percentage
                     Name and Address (1)                        Beneficial Ownership (2)        of Class (3)
                     --------------------                        ------------------------        ------------
H. Craig Dees.................................................         1,516,609       (4)            11.1%

Timothy C. Scott..............................................         1,516,269       (5)            11.1

Eric A. Wachter...............................................         1,528,849       (6)            11.2

Peter R. Culpepper............................................                 0                       0

Stuart Fuchs..................................................           826,418       (7)             6.1

Gryffindor Capital Partners I, L.L.C..........................           452,919       (8)             3.4
   150 North Wacker Drive, Suite 800
   Chicago, IL 60606

Walter G. Fisher..............................................           802,315       (9)             5.9
   2009 Still Water Lane
    Knoxville, TN 37922

John Smolik...................................................           897,339      (10)             6.6
   119 Tanasi Court
    Loudon, TN 37774

All directors and executive officers as a group
   (5 persons)................................................         5,388,145      (11)            38.8

---------------------------------------

(1) If no address is given, the named individual is an executive officer or director of Provectus Pharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931.

(2) Shares of common stock that a person has the right to acquire within 60 days of April 20, 2004 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.

(3) As of April 20, 2004, there were 13,507,030 shares of common stock issued and outstanding.

(4) Dr. Dees' beneficial ownership includes 536 shares held by Dees Family Foundation, an entity established for the benefit of Dr. Dees' family, and 118,750 shares subject to options which are exercisable within 60 days.

(5) Dr. Scott's beneficial ownership includes 55,996 shares held by Scott Family Investment Limited Partnership, a limited partnership established for the benefit of Dr. Scott's family, and 118,750 shares subject to options which are exercisable within 60 days.

(6)  Dr. Wachter's  beneficial  ownership includes 4,867 shares held by the Eric
     A. Wachter 1998 Charitable Remainder Unitrust and 118,750 shares subject to options which are exercisable within 60 days.

(7) Mr. Fuchs's beneficial ownership includes 226,459 shares held by SFF Limited Partnership, a limited partnership of which Mr. Fuchs is the general partner; 348,499 shares an IRA of Mr. Fuch; 25,000 shares subject to options which are exercisable within 60 days and 226,460 shares held by Gryffindor Capital Partners I, L.L.C., a Delaware limited liability company of which Mr. Fuchs is the managing principal ("Gryffindor"). Our relationship with Gryffindor is discussed in more detail below under the heading "Certain Relationships and Related Transactions-Investment by Gryffindor."

(8) Dr. Fisher's beneficial ownership includes 55,577 shares held by Fisher Family Investment Limited Partnership and 9,734 shares held by the Walt Fisher 1998 Charitable Remainder Unitrust.

(9) Mr. Smolik's beneficial ownership includes 48,666 shares held by Smolik Family LLP.

(10) Gryffindor's beneficial ownership includes 226,459 shares held by SFF Limited Partnership, a limited partnership of which Stuart Fuchs, one of our directors, is the general partner. Gryffindor disclaims beneficial ownership of these shares.

(11) Includes 381,250 shares subject to options which are exercisable within 60 days.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for 2003 were met.

                                   PROPOSAL 1:
                                   -----------
                              ELECTION OF DIRECTORS

     The persons listed below have been nominated by the Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2005. Each nominee has consented to serve on the Board of Directors. If any nominee were to become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

     H. Craig Dees, Ph.D., 52, has served as our Chief Executive Officer and as a member of our Board of Directors since we acquired PPI on April 23, 2002. Before joining us, from 1997 to 2002 he served as senior member of the management team of Photogen Technologies, Inc., including serving as a member of the Board of Directors of Photogen from 1997 to 2000. Prior to joining Photogen, Dr. Dees served as a Group Leader at the Oak Ridge National Laboratory, and as a senior member of the management teams of LipoGen Inc., a medical diagnostic company which used genetic engineering technologies to manufacture and distribute diagnostic assay kits for auto-immune diseases, and TechAmerica Group Inc., now a part of Boehringer Ingelheim Vetmedica, Inc., the U.S. animal health subsidiary of Boehringer Ingelhem GmbH, an international chemical and pharmaceutical company headquartered in Germany. He earned a Ph.D. in Molecular Virology from the University of Wisconsin - Madison in 1984.

     Timothy C. Scott, Ph.D., 46, has served as our President and as a member of our Board of Directors since we acquired PPI on April 23, 2002. Prior to joining us, Dr. Scott was as a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen's Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Before joining Photogen, he served as senior management of Genase LLC, a developer of enzymes for fabric treatment, and held senior research and management positions at Oak Ridge National Laboratory. Dr. Scott earned a Ph.D. in Chemical Engineering from the University of Wisconsin - Madison in 1985.

     Eric A. Wachter, Ph.D., 41, has served as our Vice President - Pharmaceuticals and as a member of our Board of Directors since we acquired PPI on April 23, 2002. Prior to joining us, from 1997 to 2002 he was a senior member of the management team of Photogen, including serving as Secretary and a director of Photogen since 1997 and as Vice President and Secretary and a director of Photogen since 1999. Prior to joining Photogen, Dr. Wachter served as a senior research staff member with Oak Ridge National Laboratory. He earned a Ph.D. in Chemistry from the University of Wisconsin - Madison in 1988.

     Stuart Fuchs, 57, has served as a member of our Board of Directors since January 23, 2003. He is the co-founder and managing principal of Gryffindor since January 2000, a Chicago-based venture capital firm. Before joining Gryffindor, he was a founding stockholder of several biotech companies, including Angiogen LLC (since 1998), which develops combinations of drugs to stimulate in vivo production of factors that inhibit the growth of blood vessels in tumors, and Nace Pharma LLC (since 1996), which develops drugs that employ novel drug delivery technologies. Through Nace Resources Inc., a Delaware corporation providing strategic and financial advice to companies in the technology sector, Mr. Fuchs has formed or participated in groups of investors on behalf of several companies, including Miicro Inc., Celsion Corp. and Photogen. Before founding Nace Resources Inc., he served for 19 years as an investment banker with Goldman, Sachs & Co., where he co-managed the firm's public finance activities for the Midwest region. Before joining Goldman, Sachs & Co., Mr. Fuchs was a lawyer in private practice with Barrett Smith Schapiro & Simon in New York. Mr. Fuchs holds an A.B. degree from Harvard College and a J.D. from Harvard Law School and is a member of the Association of the Bar of the City of New York.

     The Board of Directors recommends that the stockholders vote FOR each of the nominees for election to the Board of Directors named above.

                                   PROPOSAL 2:
                                   -----------
              AMENDMENT TO THE AMENDED AND RESTATED 2002 STOCK PLAN

     The Board of Directors has approved an amendment to our Amended and Restated 2002 Stock Plan, subject to stockholder approval to increase the number of shares reserved for issuance under the Plan from 2,000,000 shares to 3,000,000. The Plan was last approved by the stockholders at the annual meeting in 2003. Our Board has determined that an increase in the reserve of shares is necessary, especially in light of the fact that as of April 20, 2004, only 500,000 shares remain in the reserve. The Board believes that we must offer a competitive equity compensation program if we are to continue to successfully attract and retain the most qualified candidates as employees, directors and consultants. The Board expects that the Plan, as amended, will be an important factor in attracting and retaining the personnel essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The opportunity to acquire an equity interest will align the economic interest of these individuals with those of other stockholders, thereby benefiting all of our stockholders. The Plan remains unchanged in all other respects.

     The Plan provides for the grant of stock options, stock appreciation rights, rights to purchase restricted stock and long-term performance awards. Our employees, consultants and directors who are not employees whose present and potential contributions are important to our continued success are eligible to receive awards. The Plan is administered by the Board of Directors which has the power to authorize awards and determine their terms and conditions. The Plan will remain in effect until all awards under the Plan have been issued, expired or otherwise terminated or the Plan is terminated by the Board of Directors. However, no award may be granted more than ten years after the date of the Plan's approval (2013). Generally, a participant's awards issued under the Plan are not transferable except by will or by the laws of descent and distribution.

     The Board of Directors recommends that the stockholders vote FOR the adoption of this proposal.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     How often did the Board of Directors meet in 2003?

     The Board of Directors met once and took action by unanimous written consent 11 times during 2003. Each Board member attended more than 75% of the total number of meetings of the Board and its committees on which he served. Members of the Board of Directors are encouraged to attend the annual meeting. All members of our Board attended the 2003 annual meeting of stockholders.

     How does the Board of Directors operate?

     Because the Board of Directors consists of only four members and our operations remain amenable to oversight by a limited number of directors, the Board has not delegated any of its functions to committees. None of the members of our Board of Directors is considered independent. The Board has not adopted either a nominating or audit committee charter.

     The entire Board of Directors acts as our audit committee as permitted under Section 3(a)(58)(B) of the Securities Exchange Act of 1934 and as our nominating committee. The Board views its duties as an audit committee as follows:

          o    Review  recommendations  of independent  auditors  concerning our
               accounting   principles,   internal   controls   and   accounting
               procedures and practices;

          o    Review the scope of the annual audit;

          o Approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors; and

          o Review and discuss with the independent auditors the audited financial statements.

     The entire Board of Directors acts as our nominating committee. The Board has no set procedures or policy on the selection of nominees or evaluation of shareholder recommendations and will consider these issues on a case-by-case basis. The Board will consider shareholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the Securities and Exchange Commission. For more information, please see the section entitled "Stockholder Proposals for 2005 Annual Meeting of Stockholders" below. Stockholders who wish to contact the members of the Board of Directors may do so by sending an e-mail addressed to them at info@pvct.com.

     How are directors compensated?

     Three of our four directors, Drs. Dees, Scott and Wachter, are also full-time employees. As discussed below under the heading "EXECUTIVE OFFICER COMPENSATION," they are compensated for their service in those roles. They are not separately compensated for their service as directors.

     We reimburse Mr. Fuchs for expenses he incurs in fulfilling his duties as a director, including attending meetings of the Board of Directors. We do not otherwise compensate Mr. Fuchs for his services as a director.

     On the date of each annual meeting of shareholders, each member of the Board receives options exercisable for 25,000 shares of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Acquisition of Provectus Pharmaceuticals, Inc.

     On April 23, 2002, we acquired Provectus Pharmaceuticals, Inc., (a privately held company which we refer to as "PPI") by issuing 6,680,000 shares of our common stock to its stockholders in exchange for all of the issued and outstanding stock of PPI. As a result of this transaction, PPI became our wholly owned subsidiary. H. Craig Dees, our Chief Executive Officer and one of our directors, was the Chief Executive Officer, a director and a stockholder of PPI. Timothy C. Scott, our President and one of our directors, was the President, a director and a stockholder of PPI. Eric A. Wachter, our Vice President -
Pharmaceuticals and one of our directors, was the Vice President - Pharmaceuticals, a director and a stockholder of PPI. Drs. Dees, Scott and Wachter had no relationship with us Company prior to the acquisition of PPI. We believe that the terms of the acquisition of PPI were obtained by arms-length bargaining.

          Agreement with Nace Pharma

     On June 7, 2002, we entered into a letter agreement with Nace Pharma under which Nace Pharma has agreed to act as our representative to introduce us and our products to certain designated major pharmaceutical companies such as Pfizer Inc. and Bayer A.G. In the letter agreement, we granted Nace Pharma warrants for the purchase of 100,000 shares of our common stock at an exercise price of approximately $2.29 per share. These warrants will become exercisable only when and if Nace Pharma successfully introduces us to one of the designated major pharmaceutical companies and that introduction results in a transaction with an estimated value to us of at least $10 million, and will expire on June 7, 2005 if not exercised before that date. In addition to the warrants, the letter agreement provides that we will pay Nace a portion of any revenues we receive from any of the designated major pharmaceutical companies:
2.5% of the first $50 million in cumulative revenues, and 5.0% of any revenues beyond $50 million. Since we signed the letter agreement with Nace Pharma, Stuart Fuchs, one of the principals of Nace Pharma, has become one of our directors. We believe that the terms of our agreement with Nace Pharma were obtained by arms-length bargaining prior to the time Mr. Fuchs became a director.

          Agreement with Nace Resources

     On August 29, 2002, we entered into a letter agreement with Nace Resources under which Nace Resources has agreed to provide us with certain investment banking services focusing on obtaining investment in our business through a private placement of our securities. If Nace Resources assists us in obtaining a successful investment, the letter agreement provides that we will be obligated to pay Nace Resources 5% of any cash consideration we receive in the investment transaction, as well as warrants for the purchase of our common stock at an exercise price equal to the price per share paid by investors in the investment transaction. The number of shares of our common stock that would be subject to these warrants would be equal to 5% of the number of shares issued or issuable to investors in the investment transaction. Since we signed the letter agreement with Nace Resources, Stuart Fuchs, one of its principals, has become one of our directors. We believe that the terms of our agreement with Nace Resources were obtained by arms-length bargaining prior to the time Mr. Fuchs became one of our directors.

          Acquisition of Valley Pharmaceuticals, Inc.

     On November 19, 2002, we acquired Valley Pharmaceuticals, Inc. by merging PPI with and into Valley. As a result of this transaction, Valley became our wholly owned subsidiary and changed its name to "Xantech Pharmaceuticals, Inc." As consideration for the acquisition of Valley, we issued an aggregate of 500,007 shares of common stock to the Valley stockholders, who were the five scientists who initially founded Valley (under the name Photogen, Inc.). Drs. Dees, Scott and Wachter were officers and directors and stockholders of Valley. We believe that the terms of the transaction are no less favorable to us than terms that could have been determined through arms-length bargaining.

          Investment by Gryffindor

     On November 26, 2002, Gryffindor purchased our $1 million Convertible Secured Promissory Note dated November 26, 2002. This Note bears interest at 8% per annum, payable quarterly in arrears, and is due and payable in full on November 26, 2004. Subject to certain exceptions, the Note is convertible into shares of our common stock on or after November 26, 2003, at which time the principal amount of the Note is convertible into common stock at the rate of one share for each $0.737 of principal so converted and any accrued but unpaid interest on the Note is convertible at the rate of one share for each $0.55 of accrued but unpaid interest so converted. Our obligations under the Note are secured by a first priority security interest in all of our assets, including the capital stock of our wholly owned subsidiary Xantech. In addition, our obligations to Gryffindor are guaranteed by Xantech, and Xantech's guarantee is secured by a first priority security interest in all of Xantech's assets. Pursuant to our agreement with Gryffindor, we also issued to Gryffindor and to Stuart Fuchs, the managing principal of Gryffindor, Common Stock Purchase Warrants dated November 26, 2002, entitling Gryffindor and Mr. Fuchs to purchase, in the aggregate, up to 452,919 shares of common stock at a price of $0.001 per share. Simultaneously with the completion of the these transactions, Gryffindor and Mr. Fuchs exercised the warrants in their entirety, and we issued 226,460 shares of our common stock to Gryffindor and 226,459 shares to Mr. Fuchs. On January 23, 2003, as required by our agreement with Gryffindor, Mr. Fuchs became one of our directors. We believe that the terms of these transactions were obtained by arms-length bargaining prior to the time Mr. Fuchs became one of our directors.

                         EXECUTIVE OFFICER COMPENSATION

     The table below shows the compensation for services in all capacities we paid during the year ended December 31, 2003 to our Chief Executive Officer and the other executive officers during the year ended December 31, 2003 who received more than $100,000:

                           Summary Compensation Table

                                                                     Long Term
                                    Annual Compensation            Compensation
                                                             Securities Underlying           All Other
   Name and Position      Year    Salary ($)        Bonus($)     Options/SARs(#)            Compensation(1)
   -----------------      ----    ----------        --------     ---------------            ---------------
H. Craig Dees...........  2003     131,250            --             100,000                        --
Chief Executive Officer   2002      18,750            --                                         $18,750
Timothy C. Scott........  2003     131,250            --             100,000                        --
President                 2002      18,750            --                                         $18,750
Eric A. Wachter.........  2003     131,250            --             100,000                        --
Vice                      2002      18,750            --                                         $18,750
President--Pharmaceuticals

(1) Drs. Dees, Scott and Wachter served without salary from April 23, 2002 until November 16, 2002. Beginning November 16, 2002, we began paying them their respective regular salaries. From November 16, 2002 to December 31, 2002, we also paid them an amount equal to their salary for that period as compensation for their earlier service without salary.

          Other Executive Officer

     Serving as an executive  officer in addition to those listed above is Peter
R. Culpepper who was appointed to serve as our Chief Financial Officer in February 2004. Previously, Mr. Culpepper served as Chief Financial Officer for Felix Culpepper International, Inc. from 2001 to 2004; was a Registered Representative with AXA Advisors, LLC from 2002 to 2003; has served as Chief Accounting Officer and Corporate Controller for Neptec, Inc. from 2000 to 2001; has served in various Senior Director positions with Metromedia Affiliated Companies from 1998 to 2000; has served in various Senior Director and other financial positions with Paging Network, Inc. from 1993 to 1998; and has served in a variety of financial roles in public accounting and industry from 1982 to 1993. He earned a Masters in Business Administration in Finance from the University of Maryland - College Park in 1992 and an undergraduate degree from the College of William and Mary - Williamsburg, Virginia in 1982. He is a licensed Certified Public Accountant in both Tennessee and Maryland and is a faculty member with the University of Phoenix.

                        Option Grants in Last Fiscal Year

                                                          % of total options
                                     Number of shares     granted to employees     Exercise     Expiration
               Name                 underlying options       in fiscal year       price ($/sh)      Date
               ----                 ------------------       --------------       -----------       ----
H. Craig Dees..................           75,000              17.6                    0.32          2013
                                          25,000               5.9                    0.60          2013
Timothy C. Scott...............           75,000              17.6                    0.32          2013
                                          25,000               5.9                    0.60          2013
Eric A. Wachter................           75,000              17.6                    0.32          2013
                                          25,000               5.9                    0.60          2013

     Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal Year-End Option/SAR Values

     The following table discloses information regarding stock options held at the end of or exercised in the year 2003 for each of the executive officers listed in the Summary Compensation Table above.

                             Shares                       Securities underlying           Value of unexercised
                          acquired on       Value          unexercised options            in-the-money options
         Name             exercise(1)    realized (1)      at December 31, 2003         at December 31, 2003 (2)
         ----             -----------    ------------      --------------------         ------------------------
                                                       Exercisable   Unexercisable    Exercisable    Unexercisable
                                                       -----------   -------------    -----------    -------------
H. Craig Dees........         ---            ---          43,750         56,250         $35,875         $55,125
Timothy C. Scott ....         ---            ---          43,750         56,250         $35,875         $55,125
Eric A. Wachter......         ---            ---          43,750         56,250         $35,875         $55,125

-----------------
(1) As of December 31, 2003, no options have been exercised by the executive officers under the Amended and Restated 2002 Stock Option Plan.

(2) Based on the closing price of the OTCC Bulletin Board of $1.30 per share as of April 20, 2004.

     Employment Agreements

     As a condition to the loan we obtained from Gryffindor which we described above under the section entitled "Certain Relationships and Related Transactions," we entered into Confidentiality, Inventions and Non-Competition Agreements with Drs. Dees, Scott, and Wachter. These agreements prohibit Drs. Dees, Scott, and Wachter each from disclosing our confidential information at any time while he is employed by us or during the five-year period after his employment ends for any reason. These agreements also provide that any invention or development that Dr. Dees, Dr. Scott, or Dr. Wachter may invent as a result of the work he does for us during his employment or during the one-year period after his employment ends for any reason belongs to us. Finally, these agreements prevent each of Drs. Dees, Scott, or Wachter from engaging in certain kinds of competition with us for a period of 18 months after his employment ends for any reason. We believe that these provisions are prudent practice for technology-intensive businesses such as ours, and similar provisions are included in the employment agreements of executive officers of most biopharmaceutical companies.

     Equity Compensation Plan Information

     The table below sets forth certain information regarding shares available as of December 31, 2003 for issuance under our equity compensation plans:

                                                      (a)                  (b)                        (c)
                                                                                                   Number of
                                                                                                  securities
                                                                                                  remaining
                                                                                             available for future
                                                   Number of                                    issuance under
                                                securities to be                                    equity
                                                  issued upon        Weighted-average            compensation
                                                  exercise of       exercise price of               plans
                                                  outstanding          outstanding               (excluding
                                                options, warrants   options, warrants       securities reflected
Category                                          and rights            and rights               in column (a))
Equity compensation plans approved by
     stockholders...............................   356,250             $   0.40                    1,643,750

Equity compensation plans not approved by
     stockholders (1)(2)........................   180,000             $   1.49                            -
                                                   -------                                         ---------

         Total..................................   536,250                                         1,643,750
                                                   =======                                         =========

------------
(1) In connection with our acquisition of Pure-ific, L.L.C. ("Pure-ific"), we agreed to issue warrants to the former owners of Pure-ific entitling them to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $0.50 per share (the closing price of our common stock on December 5, 2002). We will issue these warrants upon (i) the achievement of certain targets for sales of Pure-ific personal sanitizing sprays; and (ii) December 5, 2003, 2004 and 2005. These warrants have not been approved by the stockholders.

(2) We have granted Nace Pharma warrants for the purchase of an aggregate of 100,000 shares of our common stock at an exercise price of approximately $2.29 per share. These warrants will become exercisable only when and if Nace Pharma successfully introduces us to one of the designated major pharmaceutical companies and that introduction results in a transaction with an estimated value to us of at least $10 million, and will expire on June 7, 2005 if not exercised before that date. Our agreement with Nace Pharma is discussed in more detail above under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Agreement with Nace Pharma." These warrants have not been approved by the stockholders.

         REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE

     The Board of Directors serves as our audit committee. None of the members of the Board are independent. The Board acting as audit committee reviews our financial reporting process. In this context, the Board

o has reviewed and discussed with management the audited financial statements for the year ended December 31, 2003.

o has discussed with BDO Seidman, LLP, our independent auditors, the matters required to be discussed by Statement on auditing Standards No. 61, as modified or supplemented.

o has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified or supplemented, and has discussed with BDO Seidman, LLP, the independent accountant's independence.

     Based on this review and the discussions referred to above, the Board determined that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Board also appointed BDO Seidman, LLP, as our independent auditor for 2004.

     This report is submitted on behalf of the members of the Board of Directors acting as the Audit Committee:

                   H. Craig Dees             Timothy C. Scott
                   Eric A. Wachter           Stuart Fuchs

     The Report of the Board acting as the Audit Committee set out above shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

                                   AUDIT FEES

     The firm of BDO Seidman, LLP, served as our independent auditors and audited our financial statements for 2003. We expect that representatives of BDO Seidman, LLP, will be present at the annual meeting. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The table below sets out the fees we paid to BDO Seidman, LLP, our independent auditors for 2002 and 2003.



                                                                2002      2003
                                                              -------   -------
       Audit fees.....................................        $28,000   $53,400
       Audit-related fees.............................             --        --
       Tax fees.......................................             --        --
       All other fees.................................             --        --
                                                             --------   -------
          Total.......................................        $28,000   $53,400
                                                             ========   =======

     It is the policy of the Board of Directors to pre-approve all audit and non-audit services provided by the Company's independent auditor. The Board of Directors has considered whether the provision by BDO Seidman, LLP, of services of the varieties described above is compatible with maintaining the independence of BDO Seidman, LLP. In view of the fact that BDO Seidman, LLP, provides no services to us other than audit services, the Board of Directors believes that such services do not jeopardize the independence of BDO Seidman, LLP.

Change in Certifying Accountant

     As reported previously, during the fourth quarter of 2002, we engaged BDO Seidman, LLP, to prepare the annual audit of our financial statements for the year ended December 31, 2002 and we notified our former accountants, Bierwolf, Nilson & Associates, of this engagement on January 3, 2003.

     During our engagement of Bierwolf, which began October 30, 2000, there were no disagreements with Bierwolf on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bierwolf, would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports. No report of Bierwolf on our financial statements has contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

     o The report of Bierwolf with respect to our financial statements at December 31, 2001 and for the 12-month period then ended stated, "The Company has an accumulated deficit and a negative net worth at December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern." Further, the report of Bierwolf with respect to those financial statements noted that our audited financial statements did not include any adjustments that might result from the outcome of the uncertainty as to our ability to continue as a going concern.

     o The report of Bierwolf with respect to our financial statements at December 31, 2000 and for the 12-month period then ended stated, "The Company has an accumulated deficit and a negative net worth at December 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern." Further, the report of Bierwolf with respect to those financial statements noted that our audited financial statements did not include any adjustments that might result from the outcome of the uncertainty as to our ability to continue as a going concern.

     During our fiscal years ended December 31, 2000 and 2001, and during the period from January 1, 2002 to our engagement of BDO Seidman, neither we nor anyone acting on our behalf consulted with BDO Seidman regarding either (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was the subject of a disagreement with Bierwolf.

     We previously provided Bierwolf with a copy of this disclosure. Bierwolf's response was previously filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K dated December 20, 2002 and is incorporated herein by reference.

                                  OTHER MATTERS

     As of the date of this proxy statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter properly is brought before the annual meeting for action by the stockholders, the persons named in the proxies will vote the shares of common stock represented by proxies as recommended by the Board of Directors or, if the Board gives no recommendation, as they may determine in their own discretion.

                             ADDITIONAL INFORMATION

     Solicitation of Proxies and Cost

     We will bear the cost of soliciting proxies for the annual meeting. In addition to solicitation of proxies by use of the mails, our employees, without extra remuneration, may solicit proxies personally or by telecommunications. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     Stockholder Proposals for 2005 Annual Meeting of Stockholders

     Stockholders interested in presenting a proposal for consideration at our annual meeting of stockholders in 2005 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion, stockholder proposals must be received by our Secretary no later than December 31, 2004.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  PETER R. CULPEPPER
                                  Secretary




Knoxville, Tennessee
April 29, 2004

                       2004 Annual Meeting of Stockholders
                           to be held on May 27, 2004

           This Proxy Is Solicited On Behalf Of The Board Of Directors

     The 2004 Annual Meeting of Stockholders of Provectus Pharmaceuticals, Inc. a Nevada corporation (the "Company") will be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, the Company's counsel, located at Riverview Tower, Suite 2200, 900 South Gay Street, Knoxville, Tennessee 37902, on Thursday, May 27, 2004, beginning at 3:00 p.m. Eastern time. The undersigned hereby acknowledges receipt of the combined Notice of 2004 Annual Meeting of Stockholders and Proxy Statement dated April 29, 2004, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

     The undersigned hereby appoints Peter R. Culpepper and Linda M. Crouch-McCreadie, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

     The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted FOR proposals 1, and 2.

                           (continued on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PROVECTUS                                        7327 Oak Ridge Highway, Suite A
PHARMACEUTICALS, INC.                                        Knoxville, TN 37931
                                                              phone 865/769-4011
                                                                fax 865/769-4013

                                                                  April 29, 2004

Dear Stockholder:

     It is a great pleasure to have this opportunity to provide you with our 2003 Annual Report and the Proxy Statement for our 2004 Annual Meeting of Stockholders. The Annual Report discusses our performance in fiscal 2003 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 27, 2004.

                             YOUR VOTE IS IMPORTANT!

     You can vote by completing, signing, dating, and returning your proxy card in the accompanying envelope.

     Thank you for your continued interest in, and ownership of, Provectus Pharmaceuticals, Inc.

                                   Sincerely,

                                   /S/ Craig

                                   H. Craig Dees,
                                   Ph.D. Chief Executive Officer

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned's instructions set forth herein. If no instructions are provided, this proxy will be voted FOR each of the proposals described below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

1. As to the election to the Board of Directors of the nominees named in the proxy statement delivered in connection with the Annual Meeting of Stockholders, each for a one-year term expiring at the 2004 Annual Meeting of Stockholders:

     [ ] FOR all nominees listed below:
         H. Craig Dees, Ph.D.             Timothy C. Scott, Ph.D.
         Stuart Fuchs                     Eric A. Wachter, Ph.D.

     [ ] WITHHOLD AUTHORITY for all nominees
         Instruction: To withhold authority to vote for any director nominee, mark this box and draw a line through the name of the nominee in the list above.

2. As to the approval of the amendment to the Amended and Restated 2002 Stock Plan to increase the number of shares reserved under the Plan from 2,000,000 to 3,000,000:

         [ ]  FOR                [ ]  AGAINST                  [ ] ABSTAIN

     With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned's shares in accordance with their best judgment.

                               Date:                                      , 2003
                                    --------------------------------------


[X] PLEASE MARK YOUR VOTES          --------------------------------------------
AS INDICATED IN THIS EXAMPLE.             Signature of stockholder

                                    --------------------------------------------
                                     Signature of stockholder, if held jointly


                    Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                  Vote by Mail

Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.




                              THANK YOU FOR VOTING